Exhibit 3(ii)


                BY-LAWS OF PENSECO FINANCIAL SERVICES CORPORATION


                                   ARTICLE I
                                PLACE OF BUSINESS

     The principal office for the transaction of business of Penseco Financial Services Corporation (the "Corporation") shall be in the City of Scranton, Pennsylvania (until otherwise determined in the manner prescribed by law, the principal office shall be located at 150 North Washington Avenue, and the business of the Corporation may be carried on at such other locations as the Board of Directors, ("the Board") may from time to time determine or as the business of the Corporation requires).


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 2.1. The annual meeting of the shareholders shall be held at such place within the Commonwealth of Pennsylvania once each calendar year on such date and at such time as may be fixed by the Board.

     A written or printed notice of every such meeting shall be mailed to each shareholder, charges prepaid, at least ten days before the date of the meeting to his, her or its last known address as appears on the books of the Corporation.

     Section 2.2. (a) At each annual meeting the shareholders shall elect members to the Board of Directors to serve until their successors are duly elected in accordance with Article III, Section 1 and shall transact such other business as may come before them.

     (b) Nominations of persons for election to the Board of the Corporation and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (1) pursuant to the Corporation's notice of meeting, (2) by or at the direction of the Board or (3) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice for the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article 2.

     (c) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of section (b) of this
Section 2.2, the shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice must be received by the Secretary at the principal office of the


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Corporation  not later than the 60th day nor earlier  than the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Notwithstanding the foregoing, if the Corporation is required under Rule 14a-8 under the Securities Exchange Act of 1934 ("Exchange Act") to include a shareholder's proposal in its proxy statement, such shareholder shall be deemed to have given timely notice for purposes of this paragraph (c) of Section 2.2 with respect to such proposal. A shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director: (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act, (B) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (C) the consent of each such person to being named in the proxy statement as a nominee and to serving as a director of the Corporation if so elected; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner; (B) the class and number of shares of the Corporation which are owned beneficially and
of  record  by  such   shareholder  and  such  beneficial   owner;   and  (C)  a
representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

     (d) Notwithstanding anything in paragraph (c) of this Section 2.2 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased pursuant to an act of the Board and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board on or before the date which is 15 days before the latest date by which a shareholder may timely notify the Corporation of nominations or other business to be brought by a shareholder in accordance with paragraph (c) of this Section 2.2, a shareholder's notice required by this Section 2.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the 15th day following the day on which such public announcement is first made by the Corporation.

     Section 2.3. (a) Special meetings of the shareholders may be called at any time by the President, the Chairman of the Board, or the Board. At any time, upon the written request of any person entitled to call a special meeting as provided in this Section, the Secretary shall call a special meeting of the shareholders to be held at such time as the notice shall specify, but not more than sixty days after the receipt of the request for such meeting. A written or printed notice for every special meeting, specifying the purpose and time and place thereof, shall be mailed by the Secretary to the shareholders of record, in the manner provided in Section 2.1, at least ten days before the date of such meeting, and shall include a description of the general nature of the business to be transacted at the meeting. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice or meeting.

     (b) Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board or
(2) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.3, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (c) of Section 2.2 of these Bylaws shall be received by the Secretary at the principal office of the Corporation not earlier than the 90th day prior to such special meeting and not later than the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

     Section 2.4. (a) Only such persons who are nominated in accordance with the procedures set forth in this Article 2 and Section 3.2 shall be eligible to serve as directors on the Board and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article 2. Except as otherwise provided by law, the Articles of Incorporation or the Bylaws of the Corporation, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article 2 and, if any proposed nomination or business is not in compliance with this Article 2, to declare that such defective proposal or nomination shall be disregarded.

     (b) For purposes of this Article 2, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Section 2.5. Any annual or special meeting of the shareholders may be adjourned for any period of time, but any meeting at which Directors are to be elected shall be adjourned only from day to day until such Directors have been elected. If there should be a failure to elect Directors at any annual meeting, the Directors already in office shall continue to hold their offices until their successors are duly elected and qualified.

     Section 2.6. In advance of any meeting of shareholders, the Board of Directors shall appoint a judge or judges of election who need not be shareholders, to act at such meeting or any adjournment thereof. If a judge or judges of election for any reason be not so appointed, the chairman of any shareholders' meeting shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as judge.

     In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting, or at the meeting by the person acting as chairman.

     The judge, or judges of election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

     On request of the chairman of the meeting, or of any shareholder or his proxy, the judge or judges shall make a report in, writing of any challenge or question or matter determined by him or them, and execute a certificate of any fact found by him or them. Any report or certificate made by the judge or judges, shall be prima facie evidence of the facts stated therein.

     Section 2.7. Except as provided in the Articles of Incorporation of the Corporation or these Bylaws, at all meetings of the shareholders , every shareholder entitled to vote shall be entitled to one vote for each share standing in his or her respective name on the books, and each such shareholder entitled to vote may vote either in person or by proxy, duly executed in writing, but no proxy shall be valid unless executed within 11 months previous to the meeting, at which it is to be used.

     Except as otherwise set forth in the Articles of Incorporation of the corporation or these By-Laws, the acts of the holders of a majority of the shares represented at any meeting, at which a quorum is present, shall be the acts of the shareholders. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine; but in the case of a meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing Directors.

     Section 2.8. In all elections for Directors every shareholder entitled to vote shall have the right, in person, or by proxy, to multiply the number of votes to which he may be entitled by the number of directors to be elected, he may cast his whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes up to the number of Directors to be chosen shall be elected.

     Section 2.9. The shareholders may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called meeting of shareholders, and the power of shareholders to consent in writing without a meeting is specifically denied.(1)

     Section 2.10. The officer or agent having charge of the transfer books for shares shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held be each, which list shall be kept on file at the principal place of business and shall be subject to inspection by any shareholder for any proper purpose at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder for any proper purpose during the whole time of the meeting.


                                  ARTICLE III
                               BOARD OF DIRECTORS

     Section 3.1. The business of the Corporation shall be managed by a Board of Directors not less than five or more than fifteen in number. There shall be four classes of Directors, each class shall be as nearly equal in number as possible. At the initial meeting of shareholders, the exact number of Directors for each class shall be fixed by resolution of the shareholders. Directors of the first class will be elected to serve until the first annual meeting. Directors of the second class shall be elected to serve until the second annual meeting. Directors of the third class shall be elected to serve until the third annual meeting. Directors of the fourth class shall be elected to serve until the fourth annual meeting. At the first annual meeting of the shareholders and at each annual meeting held thereafter, the number of Directors of the class whose terms are to expire shall be elected to serve for a period of four years. The Board may increase the number of Directors by not more than two in any one year.

     Changes in this provision (providing for classes and staggered terms for Directors) shall require the affirmative vote of 3/4ths of the outstanding shares of the Corporation.

     Section 3.2. Every Director must be a shareholder of the Corporation and shall own on date of election in his own right at least one share. Any Director shall cease to act when no longer holding such a share, which fact shall be reported to the Board by the Secretary, whereupon the Board shall declare the seat of such Director vacated.

     Section 3.3. Vacancies on the Board of Directors caused by the death, resignation, disqualification or otherwise, of any Director who was previously duly elected and qualified, or vacancies resulting from an increase in the number of Directors, may be filled by the remaining members of the Board, though less than a quorum, and each person so elected shall be a Director until the expiration of the term of the Director who preceded such person, if applicable, or, if such person was elected to fill a vacancy resulting from an increase in the number of Directors, until his successor is elected by the shareholders and has qualified. Failure of the shareholders to make such election by the next annual meeting shall result in a reduction in the number of directors of that class.

     Section 3.4. The meetings of the Board of Directors shall be held at such place within the Commonwealth of Pennsylvania as a majority of the Directors may from time to time designate, or as may be designated in the notice calling the meeting.

     Section 3.5. A majority of all the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors who are present at a meeting at which a quorum is present, shall be the acts of the Board.

     Section 3.6. The Board shall meet for organization and regular business on the 1st Tuesday of May in each year immediately following the annual meeting of shareholders. Subsequent regular meetings of the Board shall be held on such day and at such hour and at such frequency as the Board shall from time to time designate.

     Section 3.7. Special meetings of the Board may be called by the President at any time and shall be called whenever three or more members of the Board so request in writing.

     Section 3.8. Notice of every special meeting, specifying the business to be transacted thereat, shall be given by the Secretary to each member of the Board at least one day before the date of such meeting. In case of any emergency, requiring, in the opinion of the President, prompt attention, he may call forthwith a meeting of the Board to act thereon.

     Section 3.9. The order of business of Directors' Meeting shall be such as the Board shall from time to time fix.

     Section 3.10. The Board of Directors shall keep complete records of their proceedings in a Minute Book kept for that purpose alone. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the Minutes. The reports of Officers and committees shall be filed with the Secretary of the Board.

     Section 3.11. The Board may fix, from time to time, a reasonable fee to be paid to each Director annually for his service to the corporation and in addition reasonable fees for attending meetings of the Board or any of its committees. A Director may be a salaried officer of the corporation.

                                   ARTICLE IV
                               STANDING COMMITTEES

     Section 4.1. For the proper conduct of the business of the Corporation, there shall be four Standing Committees of the Board consisting of the Executive Committee, the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, and such other committees as the Board shall create.

     Section 4.2. Executive Committee. The Executive Committee shall consist of the President and not less than a majority nor more than four other Directors. The Committee shall meet at such times as it may determine. Special meetings of the Committee may be called at any time by the Chairman of the Committee, or by the President, or in their absence any Vice-President. A majority of the Committee shall constitute a quorum. The Committee may be called into session at any time between the meetings of the Board, and shall have authority to pass upon any business of the Corporation requiring immediate action.

     Section 4.3. Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consist of not less than three nor more than five Directors. A majority of the Committee shall constitute a quorum. The Committee shall be responsible for reviewing, from time to time, the Corporation's Articles of Incorporation and Bylaws and general governance practices, recommending to the Board changes thereto. The Committee shall also review and rate potential candidates for filling vacancies on the Board, soliciting from all members of the Board names of potential candidates and input from all Board members regarding such potential candidates. Section 4.4. Audit Committee. The Audit Committee shall consist of not less than three nor more than five Directors. A majority of the Committee shall constitute a quorum. The Audit Committee shall, at least once in each year, make or cause to be made by Certified Public Accountants employed for the purpose, a complete examination of the books, papers, and affairs of the Corporation and the loans and discounts thereof and into such other matters as may be required by law. Upon receipt of reports from such Accountants, the Committee, after due consideration thereof, shall, as soon as practicable, make its report and recommendations thereon to the Board. The audit committee shall meet with the internal auditor at such times and places as it shall determine to review the internal auditor's reports and shall report to the Board and make such recommendations in regard to such reports as it deems necessary. The committee shall also meet with the Independent Public Accounting firm hired to conduct the audit on a yearly or more frequent basis and report to the Board its results and any recommendations pursuant thereto.

     Section 4.5. Compensation Committee. The Compensation Committee shall consist of not less than three nor more than five Directors. A majority of the members of the Committee shall constitute a quorum. The Committee shall be responsible for reviewing and approving compensation policies and practices for the Corporation's senior executive officers and employees. The Committee shall also recommend to the Board the appropriate structure and amount of compensation for the Directors and recommend material changes in the Corporation's employee benefit plans.

     Section 4.6. Other Committees. Other Committees of the Board may be created by the Board by majority vote consisting of such number of Directors and having such duties and powers as the Board shall direct.

     Section 4.7. The President shall recommend to the Nominating and Corporate Governance Committee the membership and chairmanship of the committees. The Nominating and Corporate Governance Committee will then recommend to the Board for approval.

                                   ARTICLE V
                                    OFFICERS

     Section 5.1. The Board of Directors at their Annual Meeting shall elect a President, two or more Vice-Presidents designating one of them as Executive Vice-President, a Secretary and a Treasurer and may elect a Chairman of the Board, a Controller, one or more Assistant Controllers, an Auditor, one or more Assistant Auditors, one or more Assistant Treasurers, one or more Assistant Vice-Presidents, a Chief Information Officer, one or more Assistant Secretaries, and such other officers as they shall deem necessary for the conduct of the Corporation's business. Any two or more offices, except that of President and Secretary and President and Treasurer may be held by the same person. The Chairman of the Board, if any, and the President, shall be members of the Board.


     Section 5.2. The Chairman of the Board. If there be a Chairman of the Board, he shall perform such duties as are prescribed by the Board.

     Section 5.3. The President. The President shall be responsible for general supervision of all the departments and business of the Corporation; he shall prescribe the duties of the other Officers and employees and see to the proper performance thereof and in general shall perform all the acts incident to his office or prescribed by the Board.

     Section 5.4. The Vice-Presidents. The Vice-Presidents shall perform such duties and do such acts as may be prescribed by the President, the Board, or the Executive Committee. The Executive Vice-President shall perform the duties and have the powers of the President in the absence of the latter.

     Section 5.5. The Treasurer. The Treasurer shall receive and take charge of all money, securities, and. evidences of indebtedness belonging to or in the possession of the Corporation. He shall see that proper accounts are kept and that proper reports are made to the Officers, Board of Directors and other persons or authorities entitled thereto.

     He shall deposit such of the funds of the Corporation as are to be deposited in such other institution, or institutions as are authorized by law to receive the same and as may be designated as a depository for such funds by a majority of all the members of the Board of Directors excluding any Directors who are Officers or Directors in such depositories.

     He shall also perform such other duties as may from time to time be prescribed by the Board, the Executive Committee or the President. The Treasurer shall not engage in any other gainful profession, business, occupation or calling either, directly or indirectly, but this shall not be construed to affect the right to be at the same time a member of the Board of the incorporated institution in which he is the Treasurer.

     Section 5.6. The Assistant Treasurers. The Assistant Treasurers shall perform such duties as shall be prescribed by the Board of Directors, the Executive Committee, the President or the Treasurer. In the absence of the Treasurer, the Assistant Treasurer shall have authority to perform the duties of the Treasurer.

     Section 5.7. The Secretary. The Secretary shall keep the Minutes of the meetings of the Board and of the shareholders. He or one of the Assistant Secretaries shall see that proper notices are sent of all meetings of which notice is required. He shall have custody of the seal and when necessary shall attest to the same when affixed to written instruments property executed on behalf of the Corporation, and generally, shall perform such other duties as may be prescribed from time to time by the Board, the Executive Committee or the President.

     Section 5.8. The Assistant Secretaries. The Assistant Secretaries shall perform such duties as shall be prescribed by the Board of Directors, the Executive Committee, the President or the Secretary, and in the absence of the Secretary, shall perform the duties of his office.

Section 5.9. Other Officers. All other officers shall have such power and duties as may from time to time be given them by the Board, the Executive Committee or the President.

                                   ARTICLE VI
                         AUTHORITY OF EXECUTIVE OFFICERS

     Section 6.1. The President and any Vice-President shall each have authority and power to execute and to affix the seal of the corporation to any power of attorney necessary to effect the transfer of any stocks, bonds, loans or scrip standing in the name of the Corporation.

     Section 6.2. The President and the Vice-Presidents shall each have the authority to assign any and all registered, bonds standing at any time in the name of the Corporation and to appoint one or more attorneys for that purpose.

     Section 6.3. The President, the Vice-Presidents, the Assistant Vice-Presidents, the Treasurer, the Secretary, the Assistant Treasurers, and the Assistant Secretaries shall each have the power and authority to transfer any policies of fire and title insurance at any time standing in the name of the Corporation.

     Section 6.4. The President or any of the Vice-Presidents, or Assistant Vice-Presidents, together with the Treasurer or Secretary or the Assistant Treasurers or Assistant Secretaries, are authorized to do and perform such corporate and official acts as are needful in the carrying on of the business of the Corporation, subject always to the directions of the Board and the Executive Committee. Subject to like limitation, they are fully empowered to make and execute all deeds, leases, releases, agreements, contracts, bills of sale, assignments, letters of attorney or of substitution and other instruments which may be needful to sell, assign, transfer, convey, release and assure or lease to any party entitled thereto, whether purchaser, lessee or transferee, any estate or property, real or personal, stocks, bonds, loans, insurance policies, storage receipts, certificates of deposit, scrip, or evidences of debt at any time standing in the name of the Corporation or of any Officer on behalf of the Corporation or held or controlled by it and to affix its corporate seat to any and all such instruments, and to acknowledge or prove the same.

     Section 6.5. Such of the Executive Officers as may from time to time be designated by the Board or by the Executive Committee, shall have power and authority to sign checks, drafts, letters of credit, orders, receipts or acquaintances, and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the Corporation.

                                  ARTICLE VII

     Section 7.1. Employees of the Corporation other than the Officers, may be appointed or dismissed by the President or in his absence by the Executive Vice-President. Officers of the corporation may be dismissed only by action of the Board. A list of employees, their duties and salaries, shall be submitted to the Board or the Executive Committee should they, or either of them, at any time so require.

     Section 7.2. No Director, Officer or Employee shall disclose any of the business of the Corporation, not of a public nature or required by legal authority, except the necessary information to patrons concerning their individual business.

                                  ARTICLE VIII

     All officers and Employees of the Corporation and, in addition, any Director, who is authorized to receive payments of moneys or to handle negotiable securities on behalf of the Corporation shall, before entering upon the performance of their duties, at the expense of the Corporation, shall be bonded in such amounts and with such surety as is approved by the Board.

                                   ARTICLE IX
                                    DIVIDENDS

     The Board may declare, subject to the limitations prescribed by law, dividends on the shares of the Corporation of so much of the profits as shall appear advisable to the Board, making the same payable at a time in its discretion.

                                   ARTICLE X
                             CERTIFICATES FOR SHARES

     Section 10.1. Every share certificate shall be signed by the President or Executive Vice-President or one of the Vice-Presidents and by the Treasurer or one of the Assistant Treasurers and sealed with the corporate seal.

     Section 10.2. If a certificate for shares be lost or destroyed, another may be issued in its place upon the following conditions:

     (a) The owner of the said certificate shall produce an affidavit that the said certificate has been either lost or destroyed; that he is unable to find the same; that he has not at any time sold, pledged or otherwise disposed of any part of his interest in, or title to, the said shares and that the said affidavit is made in order to obtain a new certificate.

     (b) The owner of the said shares shall furnish a bond in form and with surety to be approved by the President or a Vice-President in such amount as the Board shall determine; but not less than double the par value of the shares, conditioned to indemnify the Corporation against loss by reason of the issuance of a new certificate, and to deliver to the Corporation, duly assigned, the lost certificate, if found.

     Section 10.3. The transfer book for shares of the Corporation may be closed for such length of time as the Directors may determine from time to time before the payment of any dividends and before any annual or special meeting of shareholders.

                                   ARTICLE XI
                                 CORPORATE SEAL

         The seal of the Corporation shall contain the words "PENSECO FINANCIAL SERVICES CORPORATION," Incorporated 1997, Scranton, Pennsylvania.

                                   ARTICLE XII
                                   FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of January in each year, and end on the thirty-first day of December in each year.

                                  ARTICLE XIII
        LIABILITY AND INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

     No director shall be personally liable for monetary damages for any action taken or any failure to take action unless such director has breached or failed to perform the duties of his office and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Any person, including but not limited to directors, officers, employees, and agents, their heirs, executors and administrators, shall be indemnified and saved harmless out of the assets and profits of the Corporation to the fullest extent permitted under applicable law from and against all actions, costs, charges, losses, damages, and expenses which they shall or may incur or sustain by or by reason of any act done, concurred in or committed in or about the execution of their duty, or supposed duty, in their respective positions, provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct, or recklessness.

     Expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. This right of indemnification is not intended to exclude other rights of such persons under the law.

                                  ARTICLE XIV

     These By-Laws may be amended at any regular meeting of the shareholders or at any special meeting called for that purpose except as otherwise provided in these By-Laws by the vote of a majority in interest of the shareholders; but notice of the proposed amendments shall be sent to the shareholders at least ten days before the meeting.

     These By-Laws may also be amended by the Board of Directors (except as to By-Laws fixing the qualifications, classification or terms of office of directors) subject to the power of the shareholders to change such action.




------------------------------

     (1) The amendment to Section 2.9 is subject to the approval of the Company's shareholders of an amendment to the Company's Articles of Incorporation that would restrict the right of shareholders to take action by written consent.